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                                                                      EXHIBIT 23

                                IMAX CORPORATION


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C 20549




                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720, No. 333-85815;
No. 333-30956; No. 333-30970; No. 333-44412) and (ii) the Registration Statement on Form S-3/A (No. 333-107047) of IMAX Corporation of our report dated
February 27, 2004 relating to the financial statements, which appears in this amended Annual Report on Form 10-K/A for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP

Toronto, Canada
July 27, 2004